Exhibit 99.1

Augmedix Reports Second Quarter 2021 Financial Results

SAN FRANCISCO, Calif. – August 10, 2021 – Augmedix, Inc. (OTCQX: AUGX), a leading provider of virtual medical documentation and live clinical support, today reported financial results for the three months ended June 30, 2021.

“Our strong second quarter results are both a testament to our strong value proposition and our disciplined approach to execution, as our second quarter revenue grew 39% year over year and is up 57% over two years,” said Manny Krakaris, Chief Executive Officer of Augmedix. “We continue to make substantial progress on expanding our footprint across major health systems and further penetrating the clinical documentation market. We are also pleased to announce our first emergency room agreement as well as a new strategic partnership, both of which were executed during the second quarter. Given the increased demand for our solutions, we remain confident that we are well-positioned to continue building upon our bookings momentum throughout the remainder of this year. We are enthusiastic about the large market opportunity for Augmedix and look forward to further capitalizing on our growth initiatives.”

Second Quarter 2021 Financial and Operational Highlights

All comparisons, unless otherwise noted, are to the three months ended June 30, 2020.

●	Total revenue was $5.2 million, an increase of 39% compared to $3.7 million

●	Dollar-based Net Revenue Retention was 129% for our Health Enterprise customers compared to 113% in 1Q21

●	GAAP Gross Margin expanded 555 basis points to 47% compared to 41%. Cost of revenue increased by 26%. Adjusted gross margin, which excludes stock-based compensation, grew to 47% from 41%. Gross margin benefited by 160bp in the second quarter of 2021 due to the write-off of a provision related to our previous office lease

●	GAAP Operating Expenses were $6.4 million compared to $4.1 million. Operating expenses grew due to the expansion of our sales capacity and marketing investments, additional software developers as we enhance our AI-driven Notebuilder tool, and due to the costs of being a public company. Operating expenses in the second quarter of 2021 benefited from a $0.2 million negotiated reduction of previously invoiced transaction-related expenses and due to a $0.2 million write-off of a provision related to our previous office lease. Adjusted Operating Expenses, which exclude stock-based compensation and the $0.4 million of benefits, increased 74% to $6.6 million from $3.8 million

●	Stock-based compensation expense was $0.2 million compared to $0.3 million

●	Net loss was $4.6 million compared to $3.0 million

●	EBITDA losses were $3.8 million compared to $2.3 million. Adjusted EBITDA losses were $4.0 million compared to $2.0 million

●	Cash and restricted cash as of June 30, 2021 was $16.7 million

●	On August 9, 2021, the Company received notification that the full amount of its Paycheck Protection Program Loan and accrued interest totaling $2.2 million was forgiven

Adjusted gross margin, Adjusted operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. See “Non-GAAP Financial Measures”.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Tuesday, August 10, 2021 to discuss its second quarter 2021 financial results. The call may be accessed through an operator by calling (877) 407-3982 for domestic callers and (201) 493-6780 for international callers using conference ID: 13721620. A live and archived webcast of the event will be available at https://ir.augmedix.com/.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Average Clinicians in Service Headcount: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the average number of clinicians in service is a key indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business. Most of our customer contracts contain minimum service levels that range from a low of 60 hours per month to a high of 200 hours per month. Higher hours per month equate to higher revenue per clinician.

About Augmedix

Augmedix, Inc. (OTCQX: AUGX) humanizes the clinician-patient experience by enabling clinicians to focus on what matters most: delivering high-quality patient care. Augmedix converts natural clinician-patient conversation into medical documentation and provides real-time administrative support, including referrals, orders, and reminders. The Augmedix service platform is powered by intelligent automation technologies that are overseen by virtual healthcare data specialists, who are highly trained medical scribes operating in HIPAA-secure locations. The service, which supports over 35 specialties, timely delivers accurate and comprehensive medical documentation to several of the largest healthcare systems in the U.S. and to hundreds of independent clinicians, supporting medical offices, clinics, hospitals, emergency departments and telemedicine practices nationwide. Augmedix can save clinicians 2–3 hours per day, improve clinician productivity by as much as 20%, and increase clinicians’ satisfaction with work-life balance over 40%. To learn more about Augmedix, visit augmedix.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted cost of revenue, adjusted gross profit, adjusted gross margin, adjusted operating expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results, like one-time transaction costs related to the reverse merger and OTC listing. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our confidence that we are well-positioned to continue building upon our bookings momentum throughout the remainder of this year, and statements that we look forward to further capitalizating on our growth initiatives. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except Average Clinicians in Service)

	Three Months Ended June 30,
	2021	2020
Revenues	$5,173	$3,725
Cost of revenues	2,761	2,195
Gross profit	2,412	1,530
Operating expenses:
General and administrative	3,220	2,276
Sales and marketing	1,728	819
Research and development	1,499	985
Total operating expenses	6,447	4,080
Loss from operations	(4,035)	(2,550)

Other income (expenses), net	(602)	(409)
Net loss	$(4,637)	$(2,959)

Average Clinicians in Service	700	530

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Metrics

(Unaudited, in thousands)

	Three Months Ended June 30,
	2021	2020
Stock-Based Compensation Expense
Cost of revenue	$7	$8
General and administrative	174	219
Sales and marketing	16	38
Research and development	42	30
Total stock-based compensation expense	$239	$295

Net loss	$(4,637)	$(2,959)
Interest	605	439
Tax	50	25
Depreciation	165	215
EBITDA	$(3,817)	$(2,280)
Add: Stock-based compensation expense	239	295
Less: Lease provision write-off	(259)	—
Less: Transaction related expense write-off	(208)	—
Adjusted EBITDA	$(4,045)	$(1,985)

GAAP Cost of Revenue	$2,761	$2,195
Less: Stock-based compensation expense	(7)	(8)
Adjusted cost of revenue	2,754	2,187
Adjusted gross profit	$2,419	$1,538
Adjusted gross margin	47%	41%

GAAP Operating Expenses	$6,447	$4,080
Less: Stock-based compensation expense	(232)	(287)
Add: Lease provision write-off	177	—
Add: Transaction related expense write-off	208	—
Adjusted Operating Expenses	$6,600	$3,793